Form 4 Joint Filer Information
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Name:     Thomas H. Massie

Address: c/o Outdoor Channel Holdings, Inc., 43445 Business Park Dr., Ste. 113, Temecula, California 92590

Issuer & Ticker Symbol:    Outdoor Channel Holdings, Inc. (OUTD)

Date of Event Requiring Statement: November 4, 2004


Signature:        Mark Prochowski, as Attorney-in-Fact
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                  Thomas H. Massie